UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2017

Viking Energy Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-29219	98-0199508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1330 Avenue of the Americas, Suite 23 A, New York, NY	10019
(Address of principal executive offices)	(zip code)

(212) 653-0946
(Registrant’s telephone number, including area code)

____________________________________________
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION.

Viking Energy Group, Inc. (the “Company” or “Viking”) executed a Promissory Note, dated September 8, 2017 (the “Note”), through a wholly-owned subsidiary, Mid-Con Drilling, LLC (“Mid-Con”), in favor of Cornerstone Bank (“Cornerstone”). The principal amount of the Note, which loan transaction formally closed on September 11, 2017, is $256,982.55, and the maturity date of the Note is September 8, 2025. For the first 12 months, the Note bears interest at Cornerstone’s corporate base rate (currently 4.5%) plus 1.0%, and thereafter the interest rate shall be 6% per annum. $253,742.74 of the loan proceeds were used to purchase the assets described in Item 8.01 below. The Note is secured by a first-ranking security interest and mortgage against the aforementioned assets, and a guaranty from each of the Company and the Company’s President and Chief Executive Officer, James Doris.

ITEM 8.01 OTHER EVENTS.

On September 11, 2017, the Company, through Mid-Con, acquired a 90% working interest in four new oil and gas leases in Anderson County in Eastern Kansas, comprising approximately 980 acres of property. Viking’s share of existing production from the acquired interests is approximately thirteen and a half barrels of oil per day. The purchase includes an undivided interest in all oil and gas wells, equipment, fixtures and other personal property located upon the leased properties and used in connection with oil and gas operations upon the leases attributable to the working interests purchased by Viking, through Mid-Con. The leases produce oil from the Cherokee formation at a depth of approximately 850 feet, and offer the potential for several future drilling locations. The acquisition price for this transaction was $360,000. A portion of the purchase price was obtained from the loan transaction described in Item 3.02 above, and the balance was provided by the Company from cash on-hand via a recently completed private placement. S&B Operating, LLC, the Company’s existing operator in Kansas, will operate these assets on behalf of the Company.

The foregoing description of the terms of the acquisition is qualified in its entirety by the full text of the acquisition purchase agreement filed as Exhibit 10.1 to, and incorporated by reference in, this report.

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, made in this report are forward-looking and subject to change. Examples of forward-looking statements include statements related to anticipated oil production and the number of potential drilling locations resulting from the acquisition. These forward-looking statements are subject to business and economic risk, reflect management’s current expectations, and involve subjects that are inherently uncertain and difficult to predict. Our actual results could differ materially from expected results expressed in forward-looking statements. We will not necessarily update information if any forward-looking statement later turns out to be inaccurate.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

The exhibit listed in the following Exhibit Index is filed as part of this report:

Exhibit No.	Description

10.1	Purchase and Sale Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viking Energy Group, Inc.

Dated: September 12, 2017	By:	/s/ James Doris
James Doris
CEO & Director

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